                                                    Exhibit 99


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The unaudited pro forma information set forth below for AT&T gives effect to the merger as if it had been completed on January 1, 1998 for income statement purposes, and as if it had been completed on June 30, 1999 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed income statements for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the TCI merger as if the TCI merger had been completed on January 1, 1998. As a result of the TCI merger, AT&T is accounting for the Liberty Media Group under the equity method of accounting because AT&T does not have a controlling financial interest in the Liberty Media Group.

    The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined company. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. Upon the closing of the merger, AT&T may incur certain integration related expenses not reflected in the pro forma financial statements as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized by AT&T as a liability assumed as of the merger date resulting in additional goodwill in accordance with Emerging Issues Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination ("EITF 95-3"). The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger, and the TCI merger, been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of MediaOne Group for an aggregate of approximately 613 million shares of AT&T common stock not including AT&T stock options.

    AT&T will account for the merger under the purchase method of accounting. Accordingly, AT&T will establish a new basis for MediaOne Group's assets and liabilities based upon the fair values thereof and the AT&T purchase price including the costs of the merger. The purchase accounting adjustments made in connection with the development of the pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Such preliminary adjustments include the allocation of consideration to certain investments of MediaOne Group identified as "assets held for sale" by the AT&T Board based upon fair value as determined by AT&T in conjunction with its financial advisors.

    AT&T currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by AT&T in conjunction with independent appraisers to determine the fair value of certain of MediaOne Group's assets and liabilities, including intangible assets and in-process research and development. Refer to note 3 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

                                      AT&T
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (IN MILLIONS)

                                                         MEDIAONE       PRO FORMA
                                             HISTORICAL    GROUP        AT&T WITH
                                HISTORICAL   MEDIAONE    PRO FORMA       MEDIAONE
                                 AT&T(1)     GROUP(1)   ADJUSTMENTS       GROUP
                                ----------   --------   -----------    ------------
ASSETS:
Cash and cash equivalents.....   $    418    $ 1,032     $   (345) (3d) $  1,105
                                                           20,429(7)
                                                          (20,429) (3a)
                                                               --
Receivables--net..............     10,030        409           --        10,439
Other current assets..........      2,498        690           --         3,188
                                ----------   --------   -----------    ------------
    Total current assets......     12,946      2,131         (345)       14,732
Property, plant and
  equipment--net..............     34,994      4,501           --        39,495
Licensing cost--net...........      8,315         --           --         8,315
Franchise.....................         --         --       21,437(3n)    21,437
Goodwill......................     28,402     11,371       24,344(3o)    52,746
                                                          (11,371) (3f)
Investment in Liberty Media
  Group and related
  receivables.................     35,389         --           --        35,389
Other investments.............     16,268      9,789       (2,380) (6)   36,772
                                                           13,095(3h)
Other assets..................      8,924      2,076         (582) (6)    8,868
                                                              (50) (5)
                                                           (1,500) (4)
Assets held for sale..........         --        643        2,962(6)     16,127
                                                           12,522(3i)
                                ----------   --------   -----------    ------------
    Total non-current
      assets..................    132,292     28,380       58,477       219,149
Total assets..................   $145,238    $30,511     $ 58,132      $233,881
                                ----------   --------   -----------    ------------
                                ----------   --------   -----------    ------------
LIABILITIES:
Accounts payable..............   $  5,738    $   301     $     --      $  6,039
Debt maturing within one
  year........................      7,085      1,718       20,429(7)     27,732
                                                           (1,500) (4)
Other current liabilities.....      8,754        884           --         9,638
                                ----------   --------   -----------    ------------
    Total current
      liabilities.............     21,577      2,903       18,929        43,409
Long-term debt................     22,152      6,245           88(3j)    28,485
Deferred income taxes.........     11,039      6,954       15,007(3m)    33,000
Other long-term liabilities
  and deferred credits........      8,221        142           --         8,363
                                ----------   --------   -----------    ------------
    Total long-term
      liabilities.............     41,412     13,341       15,095        69,848
Total liabilities.............     62,989     16,244       34,024       113,257
Minority interest.............      2,407      1,107          110(3l)     3,624
Company-obligated convertible
  quarterly income preferred
  securities of a subsidiary
  trust holding solely
  subordinated debt securities
  of AT&T.....................      4,695         --           --         4,695
Subsidiary-obligated
  mandatorily redeemable
  preferred securities of
  subsidiary trusts holding
  solely subordinated debt
  securities of
  subsidiaries................      1,659      1,060           39(3k)     2,758
Preferred stock subject to
  mandatory redemption........         --        100          (50) (5)       50
                                                              (50) (3g)
                                                               50(3c)
Preferred stock...............         --        929         (929) (3e)       --
Common stock..................      3,196     10,409      (10,409) (3e)    3,809
                                                              613(3b)
Liberty Media Group Class A
  tracking stock..............      1,157         --           --         1,157
Liberty Media Group Class B
  tracking stock..............        108         --           --           108
Additional paid-in capital
  AT&T common stock...........     27,446         --       35,396(3b)    62,842
  Liberty Media Group tracking
    stock.....................     32,653         --           --        32,653
Retained earnings
  Common stock................      7,594        371         (371) (3e)    7,594
  Liberty Media Group tracking
    stock.....................       (601)                     --          (601)
Other.........................      1,935        291         (291) (3e)    1,935
                                ----------   --------   -----------    ------------
    Total shareowners'
      equity..................     73,488     12,000       24,009       109,497
                                                               --
Total liabilities and
  shareowners' equity.........   $145,238    $30,511     $ 58,132      $233,881
                                ----------   --------   -----------    ------------
                                ----------   --------   -----------    ------------

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                    PRO FORMA
                                                                    LIBERTY/          OTHER TCI       PRO FORMA   HISTORICAL
                                 HISTORICAL    HISTORICAL TCI    VENTURES GROUP       PRO FORMA       AT&T WITH    MEDIAONE
                                   AT&T(1)    (JAN-FEB '99)(1)    ADJUSTMENT(2)    ADJUSTMENTS(10)       TCI       GROUP(1)
                                 -----------  -----------------  ---------------  -----------------  -----------  -----------
REVENUES.......................   $  29,787       $   1,145         $    (204)        $      --       $  30,728    $   1,327
OPERATING EXPENSES:
Access and other
  interconnection..............       7,400              --                --                --           7,400           --
Network and other
  communications services......       6,646             543               (79)               --           7,110          534
Depreciation and amortization..       3,280             277               (22)               77           3,612          578
Selling, general and
  administrative...............       6,618             677              (260)               --           7,035          364
Restructuring and other
  charges......................         702              --                --                --             702           --
                                 -----------        -------            ------            ------      -----------  -----------
    Total operating expenses...      24,646           1,497              (361)               77          25,859        1,476
OPERATING INCOME (LOSS)........       5,141            (352)              157               (77)          4,869         (149)
Equity losses from Liberty
  Media Group..................        (601)             --               (68)             (144)           (813)          --
Other income (expense)--Net .            75             356              (321)              (39)             71          867
Interest expense...............         649             161               (25)               82             867          199
Income (loss) from continuing
  operations before income
  taxes........................       3,966            (157)             (207)             (342)          3,260          519
Provision (benefit) for income
  taxes........................       1,903             119              (207)              (50)          1,765          806
                                 -----------        -------            ------            ------      -----------  -----------
Income (loss) from continuing
  operations...................       2,063            (276)               --              (292)          1,495         (287)
Dividend requirements on
  preferred stocks.............          --              (4)               --                --              (4)         (28)
                                 -----------        -------            ------            ------      -----------  -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS ATTRIBUTABLE TO
  COMMON SHAREOWNERS...........   $   2,063       $    (280)        $      --         $    (292)      $   1,491    $    (315)
                                 -----------        -------            ------            ------      -----------  -----------
                                 -----------        -------            ------            ------      -----------  -----------
AT&T EPS CALCULATION:
Income from continuing
  operations attributable to
  AT&T common shareowners......   $   2,664                                                           $   2,304
Weighted average shares
  outstanding (basic)..........       2,970                                                               3,153
Basic EPS......................   $    0.90                                                           $    0.73
Income from continuing
  operations attributable to
  AT&T common shareowners......   $   2,681                                                           $   2,321
Weighted average shares
  outstanding (diluted)........       3,043                                                               3,258
Diluted EPS....................   $    0.88                                                           $    0.71
Liberty Media Group EPS (14)
Basic..........................   $   (0.48)                                                          $   (0.65)
Diluted........................   $   (0.48)                                                          $   (0.65)

                                                  PRO FORMA
                                  MEDIAONE        AT&T WITH
                                  GROUP PRO        TCI AND
                                    FORMA         MEDIAONE
                                 ADJUSTMENTS        GROUP
                                 -----------     -----------
REVENUES.......................   $      --       $  32,055
OPERATING EXPENSES:
Access and other
  interconnection..............          --           7,400
Network and other
  communications services......          --           7,644
Depreciation and amortization..         572 (8)       4,505
                                       (257)(9)
Selling, general and
  administrative...............          --           7,399
Restructuring and other
  charges......................          --             702
                                 -----------     -----------
    Total operating expenses...         315          27,650
OPERATING INCOME (LOSS)........        (315)          4,405
Equity losses from Liberty
  Media Group..................          --            (813)
Other income (expense)--Net .          (303)(8)       2,360
                                        225 (6)
                                      1,500 (4)
Interest expense...............         526 (11)      1,436
                                         (7)(8)
                                       (149)(11a)
Income (loss) from continuing
  operations before income
  taxes........................         737           4,516
Provision (benefit) for income
  taxes........................        (203)(12)      2,368
                                 -----------     -----------
Income (loss) from continuing
  operations...................         940           2,148
Dividend requirements on
  preferred stocks.............          27 (13)         (5)
                                 -----------     -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS ATTRIBUTABLE TO
  COMMON SHAREOWNERS...........   $     967       $   2,143
                                 -----------      -----------
                                 -----------      -----------
AT&T EPS CALCULATION:
Income from continuing
  operations attributable to
  AT&T common shareowners......                   $   2,956
Weighted average shares
  outstanding (basic)..........                       3,766
Basic EPS......................                   $    0.78
Income from continuing
  operations attributable to
  AT&T common shareowners......                   $   2,973
Weighted average shares
  outstanding (diluted)........                       3,881
Diluted EPS....................                   $    0.77
Liberty Media Group EPS (14)
Basic..........................                   $   (0.65)
Diluted........................                   $   (0.65)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

                                      AT&T
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  PRO FORMA
                                                                  LIBERTY/
                                                                  VENTURES        OTHER TCI      PRO FORMA   HISTORICAL
                                      HISTORICAL   HISTORICAL       GROUP         PRO FORMA      AT&T WITH    MEDIAONE
                                        AT&T(1)      TCI(1)     ADJUSTMENT(2)  ADJUSTMENTS(10)      TCI       GROUP(1)
                                      -----------  -----------  -------------  ---------------  -----------  -----------
REVENUES............................   $  53,223    $   7,351     $  (1,148)      $      --      $  59,426    $   2,882
OPERATING EXPENSES:
Access and other interconnection....      15,328           --            --              --         15,328           --
Network and other communications
 services...........................      10,250        3,087          (495)             --         12,842        1,013
Depreciation and amortization.......       4,629        1,735          (135)            454          6,683        1,182
Selling, general and
 administrative.....................      13,015        2,583          (943)             --         14,655          926
Restructuring and other charges.....       2,514            5            (5)             --          2,514           --
                                      -----------  -----------  -------------       -------     -----------  -----------
    Total operating expenses........      45,736        7,410        (1,578)            454         52,022        3,121
OPERATING INCOME (LOSS).............       7,487          (59)          430            (454)         7,404         (239)
Equity earnings (losses) from
 Liberty Media Group................          --           --           626            (741)          (115)          --
Other income (expense)--Net.........       1,247        4,658        (1,631)           (234)         1,500        3,368
                                                                                     (2,540)
Interest expense....................         427        1,061          (103)            489          1,874          491
Income (loss) from continuing
 operations before income taxes.....       8,307        3,538          (472)         (4,458)         6,915        2,638
Provision (benefit) for income
 taxes..............................       3,072        1,595          (472)           (948)         2,949        1,208
                                                                                       (298)
                                      -----------  -----------  -------------       -------     -----------  -----------
Income (loss) from continuing
 operations.........................       5,235        1,943            --          (3,212)         3,966        1,430
Dividend requirements on preferred
 stocks.............................          --          (24)           --              14            (10)        (108)
                                      -----------  -----------  -------------       -------     -----------  -----------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS ATTRIBUTABLE TO COMMON
 SHAREOWNERS........................   $   5,235    $   1,919     $      --       $  (3,198)     $   3,956    $   1,322
                                      -----------  -----------  -------------       -------     -----------  -----------
                                      -----------  -----------  -------------       -------     -----------  -----------
AT&T EPS CALCULATION:
Income from continuing operations
 attributable to AT&T common
 shareowners........................   $   5,235                                                 $   4,071
Weighted average shares outstanding
 (basic)............................       2,676                                                     3,146
Basic EPS...........................   $    1.96                                                 $    1.29
Income from continuing operations
 attributable to AT&T common
 shareowners........................   $   5,235                                                 $   4,071
Weighted average shares outstanding
 (diluted)..........................       2,700                                                     3,251
Diluted EPS.........................   $    1.94                                                 $    1.25
Liberty Media Group EPS (14)
Basic...............................                                                             $   (0.10)
Diluted.............................                                                             $   (0.10)

                                                       PRO FORMA
                                       MEDIAONE        AT&T WITH
                                       GROUP PRO        TCI AND
                                         FORMA         MEDIAONE
                                      ADJUSTMENTS        GROUP
                                      -----------     -----------
REVENUES............................   $      --       $  62,308
OPERATING EXPENSES:
Access and other interconnection....          --          15,328
Network and other communications
 services...........................                      13,855
Depreciation and amortization.......       1,145 (8)       8,485
                                            (525)(9)
Selling, general and
 administrative.....................                      15,581
Restructuring and other charges.....          --           2,514
                                      -----------     -----------
    Total operating expenses........         620          55,763
OPERATING INCOME (LOSS).............        (620)          6,545
Equity earnings (losses) from
 Liberty Media Group................          --            (115)
Other income (expense)--Net.........        (606)(8)       4,603
                                             341 (6)
Interest expense....................       1,052 (11)      3,103
                                             (15)(8)
                                            (299)(11a)
Income (loss) from continuing
 operations before income taxes.....      (1,623)          7,930
Provision (benefit) for income
 taxes..............................        (445)(12)      3,712

                                      -----------     -----------
Income (loss) from continuing
 operations.........................      (1,178)          4,218
Dividend requirements on preferred
 stocks.............................          52 (13)        (66)
                                      -----------     -----------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS ATTRIBUTABLE TO COMMON
 SHAREOWNERS........................   $  (1,126)      $   4,152
                                      -----------     -----------
                                      -----------     -----------
AT&T EPS CALCULATION:
Income from continuing operations
 attributable to AT&T common
 shareowners........................                   $   4,267
Weighted average shares outstanding
 (basic)............................                       3,759
Basic EPS...........................                   $    1.14
Income from continuing operations
 attributable to AT&T common
 shareowners........................                   $   4,267
Weighted average shares outstanding
 (diluted)..........................                       3,874
Diluted EPS.........................                   $    1.10
Liberty Media Group EPS (14)
Basic...............................                   $   (0.10)
Diluted.............................                   $   (0.10)

      See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements

        NOTES TO UNAUDITED AT&T CONDENSED PRO FORMA FINANCIAL STATEMENTS

    1. These columns reflect the historical results of operations and financial position of the respective companies. AT&T's historical balance sheet as of June 30, 1999 gives effect to the TCI merger.

    2. These columns reflect the deconsolidation to the equity method of accounting of the historical results of operations for the interests represented by the shares of Liberty Media Group tracking stock. AT&T accounts for the Liberty Media Group under the equity method because it does not possess a "controlling financial interest" in the Liberty Media Group.

    3. This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired (goodwill). Accordingly, the historical shareowners' equity accounts of MediaOne Group have been eliminated (entry 3e). For the purpose of these pro forma financial statements, consideration has been calculated assuming a mixed cash and stock election pursuant to the terms of the merger agreement of $30.85 in cash and 0.95 of a share of AT&T common stock for each share of MediaOne Group common stock outstanding at the pro forma balance sheet date. The merger agreement specifies the aggregate number of shares of AT&T common stock to be issued in exchange for shares of MediaOne Group common stock and equivalents. The different election provisions are intended to satisfy individual MediaOne Group shareholder and optionholder preferences to the extent possible. Each election may be subject to proration depending upon the consideration other shareholders and optionholders elect to receive in the merger. Accordingly, under the terms of the merger, the impact of such election provisions on the total consideration exchanged will not materially differ from the mixed cash and stock election assumed in the pro forma financial information. If the price of AT&T common stock is less than $57.00 per share during a prescribed measurement period shortly prior to the closing of the merger, an additional cash payment of up to $5.42 per share of MediaOne Group common stock will be paid by AT&T for shares of MediaOne Group common stock subject to the mixed cash and stock election. In that event, a new measurement date for the purpose of valuing AT&T common stock for accounting purposes would be established. The aggregate purchase price consideration would change $613 million (not including the additional cash payment) for each $1 per share change in the value of the AT&T common stock based on the average price a few days before and after the merger is consummated affecting net income by $15 million annually based on a 40-year franchise/goodwill amortization period.

    For the purpose of these pro forma financial statements, the MediaOne Group Series D preferred stock is assumed to have been converted into MediaOne Group common stock as of the pro forma balance sheet date and exchanged pursuant to the mixed cash and stock election. Under the terms of the merger agreement, MediaOne Group is required to call for the conversion of the MediaOne Group Series D preferred stock as promptly as it is permitted to do so. The AT&T Series E preferred stock to be issued as consideration in exchange for the MediaOne Group Series E preferred stock has been valued based on the security's liquidation value which approximates fair value. All outstanding and unvested options to purchase shares of MediaOne Group common stock will vest upon completion of the merger and have been included as consideration assuming a "standard option election" pursuant to the terms of the merger agreement. Under the standard option election, each MediaOne Group optionholder will receive cash and a converted option to purchase AT&T common stock, the fair value of which was determined by using the Black-Scholes option-pricing model.

    This adjustment reflects the acquisition of MediaOne Group and the excess consideration over net assets acquired
(goodwill) (in millions, except per share amounts).
           Shares of MediaOne Group common stock outstanding at 6/30/99................................        606.2
           Shares of MediaOne Group common stock to be issued upon conversion of MediaOne Group Series
           D preferred stock...........................................................................         39.6
           Shares of MediaOne Group common stock to be exchanged for cash and AT&T common stock........        645.8
           Cash per share..............................................................................  $     30.85
           Cash consideration for outstanding shares...................................................  $    19,923
           Cash consideration for 30 million outstanding options (average cash payment per option of
           $16.87).....................................................................................          506
       a.  Total cash consideration....................................................................  $    20,429
           AT&T common stock exchange ratio per share..................................................         0.95
           Equivalent AT&T shares (par value $1).......................................................        613.5
           AT&T common stock share price based on the average closing price a few days before and after
           the merger was agreed to and announced......................................................  $     57.05
           SUB-TOTAL...................................................................................  $    35,000
           AT&T stock options resulting from the conversion of MediaOne Group stock options in the
           merger......................................................................................         28.9
           Average fair value per option...............................................................  $     34.91
           SUB-TOTAL...................................................................................  $     1,009
       b.  AT&T common stock equity consideration......................................................  $    36,009
       c.  Value of AT&T Series E preferred stock to be issued in exchange for MediaOne Group Series E
           preferred stock at liquidation value (994 thousand outstanding shares at $50 per share).....           50
       d.  Merger costs (estimate).....................................................................          345
           TOTAL CONSIDERATION.........................................................................  $    56,833
       e.  Historical net book value of MediaOne Group.................................................      (12,000)
           Pro Forma Adjustments relating to:
       f.  Existing MediaOne Group intangible assets...................................................       11,371
       g.  Exchange of MediaOne Group Series E preferred stock.........................................          (50)
       h.  Investments.................................................................................      (13,095)
       i.  Assets held for sale (see note 6)...........................................................      (12,522)
       j.  Debt........................................................................................           88
       k.  Subsidiary-Obligated Mandatorily redeemable preferred securities............................           39
       l.  Minority interest in Centaur Funding Corporation............................................          110
       m.  Deferred tax impacts........................................................................       15,007
       n.  Franchise intangible........................................................................      (21,437)
       o.  Preliminary goodwill........................................................................  $    24,344

    Upon the closing of the merger, the total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of MediaOne Group after the completion of third-party appraisals during the allocation period specified by Statement of Financial Accounting Standards No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. A preliminary allocation of the purchase price has been allocated to certain identifiable tangible assets, the franchise intangible, and liabilities of MediaOne Group, including deferred income tax impacts, based upon information available to the management of AT&T at the date of the preparation of the accompanying pro forma condensed financial statements. Such information includes quoted market prices where available and estimates of fair values provided in conjunction with AT&T's financial advisors. See note 6 for a discussion on "asset held for sale" accounting. The final purchase accounting allocation may also include certain in-process research and development projects and intangible assets such as customer relationships.

    Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion allocated to in-process research and development would have the effect of increasing net income in subsequent periods by $25 million annually by reducing franchise/goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

    Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than franchise/goodwill would have the effect of decreasing net income by $46 million annually ($0.01 per share). Certain restructuring related costs may be recorded by AT&T as a liability upon the closing of the merger in accordance with EITF 95-3 that would result in additional goodwill to be amortized over 40 years.

    4. As a result of the termination of the merger agreement between MediaOne Group and Comcast, MediaOne Group paid Comcast a termination fee of $1.5 billion. The termination fee was loaned to MediaOne Group by AT&T and was recorded on MediaOne Group's balance sheet as a note payable to AT&T. The note bears interest at LIBOR plus 0.15% and matures on December 31, 2000. The note is due on demand at any time following consummation of the merger. For the purpose of the pro forma financial statements, the note payable to AT&T has been eliminated in consolidation and the non-recurring charge has been eliminated from the condensed statement of income for the six months ended June 30, 1999.

    5. Gives effect to the redemption of the MediaOne Group Series C preferred stock. The MediaOne Group Series C preferred stock is redeemable, at the option of the holder, into common shares of Financial Security Assurance Ltd. ("FSA") or cash. MediaOne Group holds an investment in FSA common shares and anticipates that the MediaOne Group Series C preferred stockholders will elect FSA common shares upon redemption. The pro forma balance sheet reflects the FSA common shares election. Under the terms of the merger agreement, MediaOne Group is required to call for the redemption of the MediaOne Group Series C preferred stock as promptly as it is permitted to do so.

    6. MediaOne Group and AT&T intend to divest over a period of time not expected to exceed one year from the date of the closing of the merger (the "HOLDING PERIOD") certain non-strategic MediaOne Group assets preliminarily valued at $16,127 million. MediaOne Group currently accounts for the majority of these assets as equity method investments. The carrying value of assets intended to be sold have been reclassified to the balance sheet caption "assets held for sale" ($2,380 million from "Other investments" and $582 million from "Other assets"). Such assets have been valued at their expected disposition value using valuation methodologies prevalent in the industry ($12,522 million represents the excess of fair value over carrying value). For pro forma income statement purposes, interest expense incurred on incremental borrowings during the holding period has been eliminated from all periods presented. The amount of interest eliminated is based on the ratio of the preliminary value allocated to the assets held for sale over the total consideration to acquire MediaOne Group multiplied by total incremental interest expense. See Note 11. In addition, the equity earnings (losses) reported on assets held for sale have been reflected in the value assigned to assets held for sale and eliminated, net of tax, in all periods reported.

    7. Reflects additional borrowings equal to the cash consideration to be exchanged in the merger. The incremental borrowings are assumed to be short-term indebtedness as AT&T intends to repay the debt with the proceeds from the sale of certain non-strategic MediaOne Group assets (see Note 6).

    8. Represents the amortization of franchise and goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of MediaOne Group. AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The Chief Accountant's office of the SEC has notified AT&T that as a result of competitive, technological and regulatory forces, the SEC believes the expiration of the intangible assets associated with the merger could occur sooner than 40 years. The SEC believes a more reasonable amortization period to be in the range of 20 to 25 years. AT&T has considered the views of the SEC but continues to believe that consideration allocated to franchise agreements and goodwill has an indeterminate life that is to be amortized over the maximum period of 40 years under current generally accepted accounting principles. The amortization period for goodwill and franchise intangibles of 40 years is based by AT&T upon the expected useful life of the franchise agreements and value related to the access to homes passed that is integral to AT&T's strategy of providing fully-integrated facilities-based residential communications services on a national basis. The factors considered in determining the appropriate amortization period included the expected life of the associated technology including hybrid fiber optic cable, legal and regulatory considerations, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. If the franchise intangible and goodwill (including cable investments) were amortized over a period of 25 years, AT&T's net income would be reduced by $635 million annually or $0.16 per share. If the amortization period were 20 years, AT&T's net income would be reduced by $1,040 million annually or $0.27 per share. An allocation to customer relationships and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in Note 3, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Any amount allocated to goodwill will also be impacted by any in-process research and development charge that may be recorded. An assessment of the useful lives attributable to other assets is not complete. Consideration allocated to MediaOne Group investments other than assets held for sale has been amortized over the estimated period of benefit preliminarily estimated to range from seven to 30 years. Interest expense accretion on MediaOne Group debt and other mezzanine obligations has been recognized over the remaining life of the debt. No amortization has been recorded on the consideration allocated to the assets held for sale.

    9. Gives effect to the elimination of MediaOne Group historical amortization expense.

    10. Represents TCI merger purchase accounting adjustments. These adjustments include the amortization of the excess of the purchase price over the net assets acquired, incremental interest expense on additional borrowings, and the elimination of certain non-recurring gains with respect to TCI's investment in Teleport Communications Group Inc. ("TCG"). The TCI merger closed on March 9, 1999.

    11. Represent the recognition of incremental interest expense on the additional borrowings incurred to fund the cash consideration to be exchanged in the merger. See note 7. Interest expense was calculated using an interest rate of 5.15% for the year ended December 31, 1998 and for the six months ended June 30, 1999. The interest rate reflects the 90-day commercial paper rate in effect as of July 30, 1999. An increase of 25 basis points in the assumed interest rates would result in additional pre-tax interest expense of $51 million annually ($37 million excluding interest attributable to debt incurred to fund the assets held for sale). As discussed in note 6, interest expense of $299 million for 1998 and $149 million for 1999 has not been recognized as it is attributable to the incremental borrowings incurred to fund the acquisition of the non-strategic assets that are held for sale during the holding period (adjustment 11a).

    12. Reflects the statutory tax effect of the pro forma adjustments.

    13. Gives effect to the elimination of dividend requirements on MediaOne Group Series C preferred stock and MediaOne Group Series D preferred stock assumed to be redeemed or converted into MediaOne Group common stock at or before the time of the merger.

    14. Liberty Media Group tracking stock was split on a two-for-one basis, payable on June 11, 1999. The Liberty Media Group earnings per share amounts in these pro forma income statements are on a post-split basis.